Exhibit 3.110

English Translation

COMPANIES ACTS, 1963 to 2009
COMPANY LIMITED BY SHARES
MEMORANDUM OF ASSOCIATION
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GLOBAL CROSSING SERVICES IRELAND LIMITED (FORMERLY KNOWN AS

FINNSBURG LIMITED)

1.	The name of the Company is Global Crossing Services Ireland Limited.

2.	The objects for which the Company is established are:

(a)	to acquire rights in and to telecommunications capacity, networks, optical fibre and or cables, (whether under the sea or under or over land) and facilities and to bundle, sell, resell, licence, lease and/or otherwise trade with or in such rights or the benefits deriving therefrom;

(b)	to provide telecommunications services of every kind and to provide consultancy, accounting, data processing and other support services to companies, organisations and persons engaged in the telecommunications industry;

(c)	to carry on all or any of the businesses of running (whether under licence or otherwise), operating, managing and supplying telecommunications systems and systems of all kinds for the conveyance by any means of sounds, visual images and signals of all kinds;

(d)	to carry on all or any of the businesses of supplying, operating, managing and dealing in services and facilities for communications of all kinds (including without prejudice to the generality of the foregoing, telecommunications and broadcasting services) and services and facilities which incorporate, use or are used in conjunction with, in conjunction with or ancillary to, telecommunication or broadcasting systems or telecommunication or broadcasting apparatus and equipment;

(e)	to carry on all or any of the businesses of running, operating, managing and supplying data processing and information retrieval systems (whether or not remotely located and including but not limited to videotex, teletex and teletext systems) and systems utilising the capture, storage, processing, transmission or receipt of messages, and signals (including but not limited to data, sounds and visual images) by, with the aid of, in conjunction with, or in any way utilising, computers or similar equipment, and computer programs and databases and to carry on the businesses of operating, managing, supplying and dealing in services and facilities of all kinds which incorporate, use or are used in conjunction with, in connection with or ancillary to, systems of such descriptions as aforesaid or any of the apparatus and equipment comprised therein;

(f)	to invent, design, develop construct, manufacture, produce, erect, assemble, test, import, export, alter, install, maintain, repair, renovate, refurbish, recondition, utilise, operate, manage, acquire, sell, hire, hire out, supply, and otherwise deal in plant, equipment and apparatus for the purposes of communications of all kinds (including, without prejudice to the generality of the foregoing, plant, equipment and apparatus which is intended for, or capable of, or designed for use in, with, in connection with, in conjunction with, connected (directly or indirectly) to, or ancillary to, all, part of parts of telecommunication, broadcasting, data processing, information storage or retrieval or process control systems, services, facilities, apparatus, plant and equipment as the case may be), and anything capable of being used for or in connection with or ancillary to such plant, equipment and apparatus as aforesaid.

(g)	to carry on all of the said businesses or anyone or more of them as a distinct or separate business or as the principal business of the Company, to carry on any other business manufacturing or otherwise which may seem to the Company capable of being conveniently carried on in connection with the above or anyone of the above or calculated directly or indirectly to enhance the value of or render more profitable any of the Company’s property or rights.

(h)	to act as managers, consultants, supervisors and agents of other companies or undertakings, and to provide for such companies or undertakings, managerial, advisory, technical, purchasing, selling and other services, and to enter into such agreements as are necessary or advisable in connection with the foregoing.

(i)	To invest the capital and other moneys of the Company in the purchase or upon the security of shares, stocks, debentures, debenture stock, bonds, bills, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wheresoever constituted or carrying on business, and shares, stocks, debentures, debenture stock, bonds, bills, mortgages, obligations and securities of any kind issued or guaranteed by any government, state, dominion, colony, sovereign, ruler, commissioners, trust, municipal, local or other authority or body of whatsoever nature wheresoever situated.

(j)	to make such provision for the education and training of employees and prospective employees of the Company and others as may seem to the Company to be advantageous to or calculated, whether directly or indirectly, to advance the interests of the Company or any member thereof.

(k)	to acquire by subscription, purchase, exchange, tender or otherwise and to accept and take hold or sell shares, stocks, debentures, debenture stock, bonds, obligations or securities issued or guaranteed by any company, society, association or undertaking wheresoever constituted or carrying on business and to subscribe for the same either conditionally or otherwise, to guarantee or underwrite the subscription thereof, and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof.

(l)	to take part in the formation, management, supervision or control of the business or operations of any company or undertaking, and for that purpose to appoint and remunerate any directors, accountants or other experts and agents, to transact or carry on all kinds of agency business and in particular in relation to the investment of money sale of property and the collection and receipt of money.

(m)	to purchase or by any other means acquire and sell any freehold, leasehold or other property for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property, and any buildings, offices, factories, mills, works, wharves, roads, railways, tramways, machinery, engines, rolling stock, plant and live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever.

(n)	to establish, regulate and discontinue franchises and agencies, and to undertake and transact all kinds of agency and franchise business which an ordinary individual may legally undertake.

(o)	to buy, acquire, sell, manufacture, repair, convert, alter, take on hire, let on hire and deal in machinery, plant, works, implements, tools, rolling stock, goods, and things of any description.

(p)	to pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company, or which the Company shall consider to be preliminary thereto.

(q)	to purchase or otherwise acquire and undertake all or any part of or sell all or any part of the business, property and liabilities of any company, society, partnership, or person, carrying on any business which the Company is authorised to carry on, or of a character similar, or auxiliary or ancillary thereto, or connected therewith, or possessed of any property suitable for any of the purposes of the Company, and to conduct or carryon, or liquidate and wind up, any such business.

(r)	to apply for and take out, purchase or otherwise acquire any trade marks, designs, patents, copyright or secret processes, which may be useful for the Company’s objects, and to grant licences to use the same.

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(s)	to borrow and raise money and to secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit and in particular (without limitation) by the creation of charges or mortgages (whether legal or equitable) or floating charges upon the undertaking and all or any of the property and rights of the Company both present and future including its goodwill and uncalled capital, or by the creation and issue on such terms and conditions as may be thought expedient of debentures, debenture stock or other securities of any description.

(t)	to guarantee, grant indemnities support or secure, whether by direct obligation or covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by issuing any security of the Company by way of mortgage, or by any one or more of all of such methods or by any other method, the performance of any obligations or commitments and the repayment or payment of the principal amounts of, or the premiums interest and dividends on any securities and/or loans or advances of any person, firm or company and in particular, including (without prejudice to the generality of the foregoing) give (with or without consideration) security for any debts, obligations or liabilities of any company which is for the time being the Company’s holding company as defined by Section 155 of the Companies Act, 1963 or another subsidiary as defined by the said section of the Company’s holding company or otherwise associated with the Company in business notwithstanding the fact that the Company may not receive any consideration, advantage or benefit, direct or indirect from entering into such guarantee or other arrangement or transaction contemplated herein.

(u)	to draw, make, accept, endorse, discount, negotiate and issue bills of exchange, promissory notes, bills of lading and other negotiable or transferable instruments.

(v)	to advance and lend money upon such security as may be thought proper, or without taking any security therefore.

(w)	to invest and deal with the moneys of the Company not immediately required and in such manner as from time to time may be determined.

(x)	to remunerate by cash payment or allotment of shares or securities of the Company credited as fully paid-up or otherwise, any person or company for services rendered or to be rendered to the Company, whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital or any debentures or other securities of the Company, or in or about the formation or promotion of the Company.

(y)	to provide for the welfare of persons in the employment of, or holding office under, or formerly in the employment of, or holding office under the Company, or its predecessors in business, or any directors or ex-directors of the Company, and the wives, widows and families, dependants or connections of such persons, by grants of money, pensions or other payments, and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of any such persons, and by providing or subscribing towards places of instruction and recreation, and hospitals, dispensaries, medical and other attendances, and other assistance, as the Company shall think fit, and to form, subscribe to or otherwise aid, charitable, benevolent, religious, scientific, national, or other institutions, exhibitions or objects, which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operations or otherwise.

(z)	to enter into and carry into effect any arrangement for joint working in business, or for sharing of profits, or for amalgamation, with any other company or association, or any partnership or person, carrying on any business or proposing to carry on any business within the objects of this Company.

(aa)	to establish, promote and otherwise assist any company or companies or associations for the purpose of acquiring all or any of the property or liabilities of the Company, or of furthering the objects of the Company, or for the purpose of prosecuting or executing any undertakings, works, projects or enterprises of any description.

(bb)

to accept stock or shares in, or the debentures, mortgages or other securities of any other company in payment or part payment for any services rendered, or for any sale made to, or debt owing from any such company, whether such shares shall be wholly or only partly paid up, and to hold and retain or re-issue with or without guarantee, or sell, mortgage or deal with any stock,

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shares, debentures, mortgages or other securities so received, and to give by way of consideration for any of the acts and things aforesaid, or property acquired, any stock, shares, debentures, mortgages or other securities of this or any other company.

(cc)	to obtain any Ministerial order or licence or any provisional order or Act of the Oireachtas or Charter for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

(dd)	to enter into any arrangement with any government or local or other authority that may seem conducive to the Company’s objects or any of them, and to obtain from any such government, or authority, any rights, privileges and concessions which the Company may think it desirable to obtain, and to carry out, and to exercise and comply with the same.

(ee)	to procure the Company to be registered or recognised in any foreign country.

(ff)	to distribute in specie or otherwise as may be resolved, any assets of the Company among its members, and particularly the shares, debentures or other securities of any other company formed to take over the whole or any part of the assets or liabilities of this Company.

(gg)	to sell, improve, manage, develop, exchange, lease, hire, mortgage, dispose of, turn to account or otherwise deal with all or any part of the undertaking, property and rights of the Company.

(hh)	to do all or any of the matters hereby authorised in any part of the Republic of Ireland or elsewhere and either alone or in conjunction with, or as contractors, factors, trustees or agents for, any other company or person, or by or through any factors, trustees or agents; and generally to do all such other things as may appear to be incidental or conducive to the attainment of the above objects or any of them.

And it is hereby declared that in the interpretation of these presents, the meaning of any of the Company’s objects shall not be restricted by reference to any other object, or by the juxtaposition of two or more objects, and that, in the event of any ambiguity, this Clause shall be construed in such a way as to widen, and not to restrict, the powers of the Company.

3.	The liability of the members is limited.

4.	The share capital of the Company is €125,000 divided into 100,000 ordinary shares of €1.25 each.

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We, the several persons whose names, and addresses are subscribed, wish to be formed into a Company in pursuance of this Memorandum of Association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, Addresses and Descriptions of Subscribers	Number of Shares taken by each Subscriber

Alan Fitzpatrick	One
23 Watermeadow Pk
Old Bawn
Tallaght
Dublin 24

Company Secretary

Mary Fitzpatrick 23 Watermeadow Pk Old Bawn Tallaght Dublin 24	One

Company Director

Total Shares taken:	Two

Dated the 23rd day of November 1998

Witness to the above signatures:

Caithriona Jones 23 Watermeadow Pk Old Bawn, Tallaght Dublin 24

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COMPANIES ACTS, 1963 to 2009

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

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GLOBAL CROSSING SERVICES IRELAND LIMITED

PRELIMINARY

1.	The Company is a private Company, and accordingly the Regulations contained in Part II of Table A in the First Schedule to the Companies Act 1963 (which Act is hereinafter called “the Act” and which Table is hereinafter called ‘“Table A”), except Regulation 1, 6 and 9 therein, shall apply to the Company.

2.	The Regulations, other than Regulations numbered 8, 24, 47, 51, 54, 77, 79, 84, 86, 91 to 96 (inclusive), 109 to 112 (inclusive), 133, 136 and 138, contained in Part 1 of Table A shall apply to the Company save in so far as they are excluded or modified hereby.

CAPITAL

3.	The share capital of the Company is €125,000 divided into 100,000 ordinary shares of €1.25 each.

4.	Subject to the provisions of Part XI of the Companies Act 1990, the Company may issue, or convert any of its shares into, shares which are, or are liable at the option of the Company or the holder thereof, to be redeemed and may redeem such shares accordingly. Subject as aforesaid, the Company may cancel any shares so redeemed or may hold them as treasury shares and re-issue any such treasury shares as shares of any class or classes or cancel them.

5.	The lien conferred by Regulation 11 in Part I of Table A shall attach to fully paid as well as partly paid shares and shall also apply in respect of all monies immediately payable by the registered holder or his estate to the Company.

ALLOTMENT

6.

(1)	The directors are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot relevant securities within the meaning of Section 20 of the Companies (Amendment) Act 1983. The maximum amount of relevant securities which may be allotted under the authority hereby conferred shall be €124,997.50. The authority hereby conferred shall expire on the date which is five years after the date of adoption of this Article.

(2)	The Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry, and the directors may allot relevant securities in pursuance of such offer or agreement, notwithstanding that the authority hereby conferred has expired.

(3)	Subsections (1), (7) and (8) of Section 23 of the Companies (Amendment) Act 1983 shall not apply to any allotment by the directors of equity securities within the meaning of the said Section 23.

PURCHASE OF OWN SHARES

7.

Subject to the provisions of the Companies Acts 1963 to 1990 and to any rights conferred on the holders of any class of shares, the Company may purchase all or any of its own shares of any class, including any redeemable shares, and may cancel any shares so purchased or may

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hold them as treasury shares and reissue any such treasury shares as shares of any class or classes or cancel them. Neither the Company nor the directors shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares. Notwithstanding anything to the contrary contained in these Articles, the rights attached to any class of shares shall be deemed not to be varied by anything done by the Company pursuant to this Article.

TRANSFER OF SHARES

8.

(4)	All transfers of shares may be effected by transfer in writing in the usual or common form, or in such other form as the directors may accept.

(5)	The instrument of transfer of a share shall be signed by or on behalf of the transferor but need not (in cases other than partly paid shares) be executed on behalf of the transferee and need not be attested and Regulation 22 in Part I of Table A shall be modified accordingly. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect thereof.

(6)	Notwithstanding any provisions of these Articles, the Directors shall not decline to register any transfer of shares, nor may they suspend registration thereof where such a transfer is executed or delivered for registration for any person to whom such shares have been charged by way of security, or by any nominee of such person, pursuant to the power of sale under such security and a certificate by any officer of such person that the shares were so charged and the transfer was so executed or delivered shall, save in the case of manifest error, be conclusive evidence of that fact.

9.	Notwithstanding any other provision of these Articles, the Company’s first and paramount lien on every share (not being a fully paid share) called or payable at a fixed time in respect of that share and the extension of that lien to all dividends payable thereon shall not apply where any such shares have been mortgaged or charged by way of security in which event such lien shall rank behind any such security and Regulation 11 of Part 1 of Table A in the First Schedule to the Companies Act, 1963 shall be modified accordingly.

SHAREHOLDERS’ WRITTEN RESOLUTIONS

10.	A resolution in writing (other than one in respect of which extended notice is required by the Act to be given) signed by all the members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly appointed representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held and, if described as a special resolution, shall be deemed to be a special resolution within the meaning of the Act. Any such resolution may consist of several documents in the like form each signed by one or more members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly appointed representatives).

GENERAL MEETINGS

11.	Annual general meetings shall be held in Ireland unless in respect of any particular meeting either all the members entitled to attend and vote at such meeting consent in writing to its being held elsewhere or a resolution providing that it be held elsewhere has been passed at the preceding annual general meeting. Extraordinary general meetings may be held in or outside Ireland. Regulation 50 shall be construed as if the words “within the State” were deleted therefrom.

PROCEEDINGS AT GENERAL MEETINGS

12.	The following words shall be added to the end of Regulation 53 in Part I Table A “and fixing the remuneration of the directors”.

13.	The words “the meeting shall be dissolved” shall be substituted for the words “the members present shall be a quorum” in Regulation 55 in Part I of Table A.

14.	It shall not be necessary to give any notice of an adjourned meeting and Regulation 58 in Part I of Table A shall be construed accordingly.

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15.	A poll may be demanded by any member present in person or by proxy and Regulation 59 in Part I of Table A shall be modified accordingly.

16.	In Regulation 70 of Part I of Table A the words “not less than 48 hours before the time for holding” and “not less than 48 hours before the time appointed for” shall be deleted and there shall be substituted therefor in each case the words “before the commencement of.

SINGLE-MEMBER COMPANY

17.	If and for so long as the Company has only one member:

(a)	in relation to a general meeting, the sole member or a proxy for that member or (if the member is a corporation) a duly authorised representative of that member shall be a quorum;

(b)	a proxy for the sole member may vote on a show of hands;

(c)	the sole member or a proxy for that member or (if the member is a corporation) a duly authorised representative of that member shall be chairman of any general meeting of the Company;

(d)	all other provisions of these Articles shall apply with any necessary modification (unless the provision expressly provides otherwise).

DIRECTORS

18.	The number of directors shall not be less than two and unless and until otherwise determined by the Company in general meeting not more than ten. The first directors shall be the persons who are described as such in the statement to be delivered to the registrar in accordance with Section 3(1)(a) of the Companies (Amendment) Act 1982.

19.	A director need not hold any shares of the Company to qualify him as a director.

20.	The office of director shall be vacated automatically:

(a)	if he is adjudged bankrupt, or any event equivalent or analogous thereto occurs, in the State or any other jurisdiction or he makes any arrangement or composition with his creditors generally; or

(b)	if he in the opinion of his co-directors becomes incapable by reason of mental disorder of discharging his duties as director; or

(c)	if he ceases to be a director or is prohibited from being a director by reason of any order made (or deemed to have been made) under any provision of the Companies Acts 1963 to 1990; or

(d)	if he is absent from meetings of the directors for six consecutive months without leave, and his alternate director (if any) shall not during such period have attended in his stead and the directors resolve that his office be vacated; or

(e)	if he, not being a director holding any executive office for a fixed period, resigns his office by notice in writing to the Company; or

(f)	if he is convicted of an indictable offence unless the directors otherwise determine; or

(g)	if the Court makes a declaration in respect of him under Section 150 of the Companies Act 1990.

21.	The directors shall not retire by rotation, and Regulation 97 of Part I of Table A shall be modified accordingly and the last sentence of Regulation 100 of Part I of Table A shall be deleted.

22.	A director appointed by the directors to fill a casual vacancy or as an addition to the board shall not retire from office at the annual general meeting next following his appointment and the last sentence of Regulation 98 of Part I of Table A shall be deleted.

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23.	Notwithstanding the provisions of Section 182 of the Act, the Company may by special resolution remove any director before the expiration of his term of office. The Company may by ordinary resolution appoint another person in place of the director so removed.

24.	A resolution in writing signed by all the directors shall be as effective as a resolution passed at a meeting of the directors duly convened and held, and may consist of several documents in the like form, each signed by one or more of the directors. For the purpose of this Article, the signature of an alternate director shall suffice in lieu of the director whom he represents.

25.

(1)	For the purposes of these Articles, the contemporaneous linking together by telephone or other means of audio communication of a number of directors not less than the quorum shall be deemed to constitute a meeting of the directors, and all the provisions in these Articles as to meetings of the directors shall apply to such meetings.

(2)	Each of the directors taking part in such a meeting must be able to speak, be heard and hear each of the other directors taking part.

(3)	At the commencement of such a meeting each director shall make known his presence and acknowledge that he accepts that the proceedings will be deemed to be a meeting of the directors.

(4)	A director may not cease to take part in the meeting by disconnecting his telephone or other means of communication unless he has previously obtained the express consent of the chairman of the meeting, and a director shall be conclusively presumed to have been present and to have formed part of the quorum at all times during the meeting unless he has previously obtained the express consent of the chairman of the meeting to leave the meeting as aforesaid.

(5)	A minute of the proceedings at such meeting by telephone or other means of communication shall be sufficient evidence of such proceedings and of the observance of all necessary formalities if certified as a correct minute by the chairman of the meeting.

ALTERNATE DIRECTORS

26.

(1)	A director shall be entitled to appoint any person as his alternate director and may at any time revoke any appointment so made. Any such appointment or removal being effected by a notice in writing by the appointor and shall be effective forthwith upon the delivery of such notice to the Company at the registered office.

(2)	Any alternate director shall be entitled to notice of meetings of directors, to attend and vote as a director at any meeting at which his appointor is not present and to exercise all the functions of his appointor as a director (except in respect of the power to appoint an alternate). Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate (in addition to his own vote if he is also a director).

(3)	An alternate director shall while acting as such be deemed an officer of the Company and not the agent of his appointor. An alternate director shall not be entitled to receive from the Company any part of his appointor’s remuneration.

(4)	An alternate director shall cease to be an alternate director if for any reason his appointment is revoked or his appointor ceases to be a director.

26A.	Notwithstanding any other provision of these Articles of Association, a director may effect the appointment of an alternate director of such director by notice of appointment signed by such director sent by fax or e-mail to the company secretary or any other person specified by the directors or the company secretary for receipt of such notice. Such appointment shall take effect immediately upon such notice being so sent, and shall not require the consent of the board or of any other person. This article will cease to have effect on 31 January 2004.

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BORROWING POWERS

27.	The directors may exercise all the powers of the Company to borrow or raise money and to mortgage or charge or provide guarantees in respect of its undertaking, property and uncalled capital or any part thereof, and to mortgage or charge or provide guarantees in respect of all or any of the property and rights of the Company both present and future including its goodwill and, subject to Section 20 of the Companies (Amendment) Act 1983, to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

EXECUTIVE OFFICE

28.	The directors may from time to time appoint one or more of their body to hold any executive office in the management of the business of the Company, including the office of chairman or deputy chairman or managing or joint managing or deputy or assistant managing director, as the directors may decide for such fixed term or without limitation as to period and on such terms as to remuneration and otherwise as they think fit and a director appointed to any executive office shall (without prejudice to any claim for damages for breach of any service contract between him and the Company) if he ceases to hold the office of director from any cause ipso facto and immediately cease to hold such executive office. The directors may entrust to and confer upon any director so appointed to executive office any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw or vary all or any of such powers.

SECRETARY

29.	Anything by the Companies Acts 1963 to 1990 or these Articles required or authorised to be done by or to the secretary may be done by or to any assistant or acting secretary, or if there is no assistant or acting secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the directors.

NOTICES

30.	A notice may be given by the Company to any member either personally or by sending it by post to him to his registered address or by telex or facsimile to a telex or facsimile number notified by him to the secretary. Where a notice is sent by post service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the notice and the notice shall be deemed to have been received 48 hours after it shall have been posted. Where a notice is sent by telex or facsimile service of the notice shall be deemed to be effected by sending the notice to the notified telex or facsimile number and the notice shall be deemed to have been received 12 hours after being sent.

31.	Every person who, by operation of law, transfer or other means, shall become entitled to any share shall be bound by every notice or other document which, previous to his name and address being entered on the register in respect of such share, shall have been given to the person in whose name the share shall have been previously registered.

32.	Any notice or document sent by post to the registered address of any member shall notwithstanding that such member be then deceased, and whether or not the Company have notice of his decease, be deemed to have been duly served in respect of any such shares, whether held solely or jointly with other persons by such member, until some other person or persons be registered in his stead as the holder or joint holders thereof, and such service shall for all purposes of these presents be deemed a sufficient service of such notice or document on his or her executors or administrators, and all persons (if any) jointly interested with him or her in any such share.

33.	Notice of every general meeting and every separate general meeting of the holders of any class of shares in the capital of the Company shall be given in some manner hereinbefore authorised to:

(a)	every member of the Company entitled to attend or vote thereat; and

(b)	every person entitled to receive dividends in respect of a share vested in him in consequence of the death or bankruptcy of a member, who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and

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(c)	the auditor for the time being of the Company; and

(d)	every director for the time being of the Company.

No other person shall be entitled to receive notice of general meetings. Every person entitled to receive notice of every such general meeting shall be entitled to attend thereat.

34.	The signature to any notice to be given by the Company may be written or printed.

INDEMNITY

35.	Every director, managing director, agent, auditor, secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under Section 391 of the Act in which relief is granted to him by the Court, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by Section 200 of the Act.

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